FILED

IN THE OFFICE OF THE

SECRETARY OF STATE OF THE

STATE OF NEVADA

APR 11 1998

FRANKIE SUE DEL PAPA SECRETARY OF STATE

/s/ Frankie Sue Del Papa

no. 973-85

AMENDMENTS TO THE

 ARTICLES OF INCORPORATION

OF

 GLOBAL TECHNOLOGY, LTD.

Pursuant to Nevada Corporation Code, the undersigned Corporation adopts the following Articles of Amendment to its Articles of Incorporation.

     Article I reads as follows:

       The name of the Corporation is Global Technology, Ltd.

AMENDMENT

---------

    Article I of the Articles of Incorporation is amended to read:

ARTICLE I

CORPORATE NAME

     The name of the corporation is Advanced Precision Technology, Inc.

ARTICLE X

AMENDMENT ADOPTED

     These Amended Articles of Incorporation were presented to the shareholders of this Corporation for the purpose of amending and replacing the Articles of Incorporation of this Corporation, at a special meeting of shareholders held April 1, 1988. As of April 1, 1988, there were 5,500,000 shares of the Corporation's common stock outstanding and entitled to vote on the amendment. The Amendment does not alter the amount of authorized capital of One Hundred Million (100,000,000) shares with $0.001 par value. There is only one class of shares, that being Common voting stock.

     The number of shares voted for and against the adoption of these amended Articles of Incorporation to replace all previous Articles of Incorporation and Amendments was:

              5,200,000    For            0       Against

             ------------              --------

ATTEST:           ADVANCED PRECISION TECHNOLOGY, INC.

                            Formerly Global Technology, Ltd.

                             By /s/ Jay Mealey

                                President

/s/ David H.Timms

Secretary

STATE OF           :

Utah

                   :SS.

COUNTY OF

Salt Lake          :

I,  Jo Beth Smith, a Notary Public, hereby certify that on the 8th day of April, 1988 personallv appeared before me  Jay Mealey and David H. Timms  who being by me first duly sworn, severally declared that they are the persons who signed the foregoing documents as Officers and that the statements herein contained are true.

IN WITNESS WHEREOF, I have hereunto set my hand and seal on 8th day of April, 1988.

                                             /s/ Jo Beth Smith

                                              Notary Public

                                              Residing at West Jordan, Utah

My Commission Expires: 8/27/91

STATE OF NEVADA

Department of State

  I hereby certify that

this a true and complete

copy of the document filed

with in this office.

DATED: APR 11 1988

/S/Frankie Sue Del Papa

FRANKIE SUE DEL PAPA

Secretary of State

By: /s/ Beverly Davenport